Exhibit 10.1
AMENDMENT NO. 1
TO
THE LIMITED LIABILITY COMPANY AGREEMENT
OF CITYCENTER HOLDINGS, LLC
     This Amendment No.1 (this “Amendment”), dated as of November 15, 2007 (the “Amendment Effective Date”), to the Limited Liability Company Agreement is entered into by and between PROJECT CC, LLC, a Nevada limited liability company (“MGM”) and INFINITY WORLD DEVELOPMENT CORP., a Nevada corporation (“DW”) (MGM and DW are hereinafter referred to individually as a “Member” and collectively as the “Members”).
RECITALS
     WHEREAS, MGM and DW entered into that certain Limited Liability Company Agreement (the “Agreement”), dated August 21, 2007, with respect to the subject matters set forth therein; and
     WHEREAS, MGM and DW desire to amend the Agreement as set forth in this Amendment.
     NOW, THEREFORE, in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
AGREEMENT
Section 1
Defined Terms. Each capitalized term used and not defined herein shall have the meaning assigned to it in the Agreement (as amended hereby).
Section 2
Amendment to the Agreement. Effective as of the Amendment Effective Date, the Agreement is hereby amended:
     (A) PREAMBLE
(i)	by replacing the phrase “a Nevada limited liability company (“Project LLC”), manage, design, plan,” with the phrase “a Nevada limited liability company, and to manage, design, plan,” in the second paragraph of the preamble.

(ii)	by replacing the phrase “desire to enter into this Agreement.” with the phrase “desire to enter into this Agreement;” in the third paragraph of the preamble.

(iii)	by removing the word “and” immediately after the phrase “the membership interests in Project Owner to the Company;” in the fourth paragraph of the preamble.

(iv)	by replacing the phrase “all as more particularly set forth herein.” with the phrase “all as more particularly set forth herein;” in the fifth paragraph of the preamble.

(v)	by adding the paragraph “WHEREAS, the parties entered into the Limited Liability Company Agreement of CityCenter Holdings, LLC (the “Prior Agreement”) on August 21, 2007 (the “Signing Date”); and” immediately after the fifth paragraph of the preamble.

(vi)	by adding the paragraph “WHEREAS, the parties desire to amend and restate the Prior Agreement pursuant to this Agreement.” immediately after the sixth paragraph of the preamble.
     (B) ARTICLE 1
(i)	by adding the phrase “, which shall be called CityCenter Holdings, LLC,” immediately after the phrase “the Members shall form and establish a limited liability company” in the first sentence of Section 1.1 of the Agreement.

(ii)	by replacing the term “‘Contribution Agreement’.” with the term ““Contribution Agreement.”” in the third sentence of Section 1.1 of the Agreement.

(iii)	by replacing the word “subsidiaries” with the term “Subsidiaries” in the third sentence of Section 1.4 of the Agreement.

(iv)	by removing the phrase “,or each potential class,” immediately after the phrase “and operate its business, and own each” in Section 1.10 of the Agreement.

(v)	by replacing the definitions found in Section 1.11 of the Agreement with the following list of definitions.
     ““Acceptance Notice” has the meaning set forth in Section 11.6 hereof.
     “Accounted Condo Units” has the meaning set forth in Section 3.2(b)(v)(4)(O) hereof.
     “Act” has the meaning set forth in the preamble hereof.
     “actual knowledge” has the meaning set forth in Section 10.1 or Section 10.2, as applicable.
     “Actual Pre-Closing Development Costs” shall mean the actual amount of aggregate Development Costs paid by MGM and its Affiliates during the period beginning with the inception of the Project and ending on the Closing Date and set forth in the Post-Closing Statement.
     “Actual Pre-Closing Residential Proceeds” shall mean the actual amount of (A) cash proceeds received by MGM or its Affiliates, excluding any cash proceeds returned or refunded, from the sale or a contract to sell any residential units in the Project Components since the inception of the Project to the Closing Date less (B) the Sales Expenses related to such condominium units.
     “Actual Pre-Opening Costs” shall mean the actual amount of aggregate pre-opening and start-up expenses paid by MGM and its Affiliates during the period beginning with the inception of the Project and ending on the Closing Date and set forth in the Updated Pre-Closing Statement.
     “Actual Residential Sales” has the meaning set forth in Section 3.2(b)(v)(4)(I) hereof.
     “Additional Agreements” shall mean the Development Management Agreement, the Operations Management Agreement, and the Ancillary Agreements.
     “Adjusted Capital Account Deficit” has the meaning set forth in Section 5.6 hereof.
     “Affiliate” means a person which directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the person specified; provided, however, that a Member, as such, shall not be deemed to be an Affiliate of the other Member. For the purpose of this definition, “control” (including, with correlative meanings, the terms “controls,” “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
     “Agreement” has the meaning set forth in the first paragraph of this Agreement.
     “Allocation Statement” has the meaning set forth in Section 3.8(a)(i) hereof.
     “Alternate” has the meaning set forth in Section 9.1(b) hereof.
     “Alternative CVA Distribution” has the meaning set forth in Section 3.2(b)(v)(3) hereof.
     “Ancillary Agreement” shall mean an agreement between MGM or its Affiliate and the Company providing for a grant of a lease, easement, or permission to use or occupy any real, personal or intellectual property, including, but not limited to, such matters described in Exhibit B hereto.
     “Annual Budget” means, at any time, the annual budget for the day-to-day operations of a Project Component most recently Approved by the Board of Directors in accordance with the terms of this Agreement.

     “Anticipated Pre-Financing Construction Costs” has the meaning set forth in Section 3.2(b)(iv) hereof.
     “Appraisal Notice” has the meaning set forth in Section 13.5(a) hereof.
     “Appraised Value” has the meaning set forth in Section 13.5(a) hereof.
     “Approval” or “Approved” shall mean, with the respect to the Board of Directors, the approval by (i) majority of all of the Representatives on the Board of Directors entitled to vote on the matter, (ii) as long as MGM or its Affiliate is a Member, at least one Representative designated by MGM, and (iii) as long as DW or its Affiliate is a Member, at least one Representative designated by DW.
     “Approved Counsel” means (i) Lionel Sawyer & Collins, (ii) Snell & Wilmer, L.L.P., (iii) Brownstein Hyatt Farber Schreck, and (iv) any other attorney duly licensed in the State of Nevada that has been Approved by the Board of Directors or by all Members in writing.
     “Base Initial Contingent Value Adjustment” has the meaning set forth in Section 3.2(b)(v)(4)(B).
     “Base Profit Interest” has the meaning set forth in Section 3.4(b)(i)(1) hereof.
     “Board of Directors” has the meaning set forth in Section 9.1 hereof.
     “Business Day” means each day other than a Saturday, Sunday or any day observed by the Federal, State of Nevada or local government in Las Vegas, Nevada as a legal holiday.
     “Business Plan” means, at any time, the Initial Business Plan or any subsequent Business Plan for the Project, prepared by the Managing Member and Approved by the Board of Directors in accordance with Sections 7.9 and 9.3 hereof, as such Business Plan(s) may be, from time to time, amended, modified or supplemented in accordance with the terms and provisions of this Agreement.
     “Capital Account” has the meaning set forth in Section 3.6 hereof.
     “Capital Contribution” shall mean Initial Capital Contribution or Subsequent Capital Contribution.
     “Casino CO Delay Adjustment” has the meaning set forth in Section 3.2(b)(v)(4)(D) hereof.
     “Casino Opening Date” has the meaning set forth in Section 4.2 hereof.
     “Closing Date” means the date on which the Initial Capital Contributions are made pursuant to Section 3.2, which Closing Date shall not be later than March 31, 2008, provided however, that if approvals that are a condition precedent to either Member’s obligation to make its Initial Capital Contribution have not been obtained as of March 31, 2008 and the parties are using diligent efforts to obtain such approvals, then the Closing Date shall be extended to June 30, 2008.
     “Code” means the Internal Revenue Code of 1986 (or successor thereto), as amended from time to time.
     “Company” has the meaning set forth in Section 1.1.
     “Company Accountants” means Deloitte & Touche, LLP.
     “Company Minimum Gain” shall have the meaning as set forth in Regulations Sections 1.704-2(b)(2) and 1.704-2(d).
     “Condition” means the DW Conditions Precedent and the MGM Conditions Precedent.
     “Conditional Transfer Price” shall mean, with respect to the Units to be Transferred pursuant to Section 4.2(c), 100% of the Appraised Value of such Units.
     “Construction Budget” means, at any time, the budget for the acquisition, development and construction of the entire Project prepared by, or on behalf of, the Managing Member and Approved by the Board of Directors, setting forth in detail, by category and line item, all Development Costs, as such budget shall be amended from time to time in accordance with this Agreement. The Construction Budget shall incorporate costs incurred in connection with the Project since inception of the Project by MGM and its Affiliates. Without limiting the foregoing, the Construction Budget shall allocate and separate all Development Costs among the various Project Components so that the Construction Budget sets forth a maximum amount of Development Costs for each Project Component and the sum of the aggregate budgeted Development Costs for each Project Component will equal the aggregate amount of the Construction Budget. The initial Construction Budget for the Project has been approved by the Members as of the Signing Date. All future Construction Budgets, including any amendments, modifications and/or supplements thereof and thereto, will be in the same form as the Construction Budget. A summary of the Construction Budget is set forth on Exhibit J.
     “Construction Budget Adjustment” has the meaning set forth in Section 3.2(b)(v)(4)(C) hereof.
     “Contingent Value Adjustment Distribution” has the meaning set forth in Section 3.2(b)(v)(4)(R) hereof.
     “County” means Clark County, Nevada.
     “CPI” means the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, Los Angeles-Anaheim-Riverside, All Items (1982-84 = 100), or any successor index thereto, as such successor index may be appropriately adjusted to establish substantial equivalence with the CPI, or if the CPI ceases to be published and there is no successor thereto, such other index as shall be Approved by the Board of Directors.

     “Current Owners” means Bellagio, LLC, Treasure Island Corp., April Cook Companies, Restaurant Ventures of Nevada, Project CC, LLC, Boardwalk Casino, LLC, and Victoria Partners, a Limited Partnership collectively constituting the owners of legal title to the Project as of the date prior to the date of this Agreement.
     “Deductible” has the meaning set forth in Section 13.3(a)(ii) hereof.
     “Default Interest Rate” means Prime Rate plus five percent (5%).
     “Defaulting Member” has the meaning set forth in Section 13.1 hereof.
     “Delinquent Member” has the meaning set forth in Section 3.4 hereof.
     “Development Agreement” shall mean that certain Development Agreement, recorded with Clark County Recorders Office on May 23, 2006 as document number 20030523-0005103, by and among the County of Clark and Project CC, LLC D/B/A Project CityCenter, Bellagio, LLC, The April Cook Companies, Treasure Island Corp., Restaurant Ventures of Nevada, Inc., Victoria Partners, a Limited Partnership and Boardwalk Casino, Inc.
     “Development Costs” means, without duplication, all of the following fees, costs and expenses incurred or to be paid in connection with the Project: (i) all hard construction costs to construct and complete the entire Project in accordance with the Plans, (ii) whether incurred before or after completion of any particular Project Component, any costs of fit out of such Project Component (which shall include, without limitation, any free rent, tenant improvements or other tenant concessions), (iii) soft costs directly related to the construction of the Project (such as architect’s fees), incurred since inception of the Project, (iv) other soft costs not directly related to hard construction costs of the Project (such as real estate taxes and insurance premiums), in each case, whether paid or unpaid, and (v) all fees, costs and expenses incurred to acquire the Project Assets (excluding the initial Capital Contribution of DW pursuant to this Agreement).
     “Development Management Agreement” shall mean the agreement or term sheet between MGM or its Affiliate and the Company, as approved by the Members, providing for the management by MGM or its Affiliate of the designing, planning, development, construction, sales and marketing of the Project, in either case, in the form attached hereto as Exhibit D.
     “Development Manager” shall have the meaning ascribed to it in the Development Management Agreement.
     “Disposing Member” has the meaning set forth in Section 11.6 hereof.
     “Disposition Notice” has the meaning set forth in Section 11.6 hereof.
     “Distributable Cash” has the meaning set forth in Section 6.3 hereof.
     “DPA” means the Exon-Florio Amendment at Section 721 of the Defense Production Act of 1950.

     “Dubai World Restricted Affiliates” has the meaning set forth in Section 15.21(b).
     “DW” has the meaning set forth in the first paragraph of this Agreement.
     “DW Conditions Precedent” has the meaning set forth in Section 3.2(b)(ii) hereof.
     “DW Delay Days” has the meaning set forth in Section 3.2(b)(v)(4)(M) hereof.
     “DW Gaming Approval” has the meaning set forth in Section 4.2(b) hereof.
     “DW Indemnitee” has the meaning set forth in Section 13.3(a)(i) of this Agreement.
     “DW Tax Liability” has the meaning set forth in Section 4.10(a) hereof.
     “Early Purchase Procedure” has the meaning set forth in Section 4.2(a)(ii) hereof.
     “Encumbrance” means any monetary mortgage, pledge, Lien, charge, hypothecation, security interest, or other monetary encumbrances of any nature whatsoever.
     “Escalation” has the meaning set forth in Section 9.3(c) hereof.
     “Event of Bankruptcy” has the meaning set forth in Section 13.1 hereof.
     “Event of Default” has the meaning set forth in Section 13.1 hereof.
     “Excluded Delay Days” has the meaning set forth in Section 3.2(b)(v)(4)(K) hereof.
     “Financing” means debt financing, which may be unsecured or collateralized by one or more liens on the Project Assets or any portion thereof (including purchase money financing collateralized by furniture, furnishings, fixtures, machinery or equipment), to be obtained by the Company from one or more commercial banks or other lenders (including vendors or the Members) for the purpose of funding the Project.
     “Financing Documents” means all agreements between the Company and any applicable lender evidencing any Financing.
     “Fiscal Year” has the meaning set forth in Section 7.5 hereof.
     “Force Majeure” shall mean war, terrorism, explosion, bombing, revolution, riots, civil commotion, strikes, lockout, inability to obtain labour or materials, fire, flood, storm, earthquake, hurricanes, tornado, drought, tidal waves, settlement of dredged areas or other acts or elements, accident, government restrictions or appropriation or other causes, whether like or unlike the foregoing, beyond the Development Manager’s control.
     “Force Majeure Delay Days” has the meaning set forth in Section 3.2(b)(v)(4)(L) hereof.
     “Gaming” means to deal, operate, carry on, conduct, maintain or expose for play any game as defined in applicable Gaming Laws, or to operate an inter-casino linked system.

     “Gaming Approvals” means with respect to any action by a particular Person, any consent, finding of suitability, license, approval or other authorization required for such action by such Person from a Gaming Authority or under Gaming Laws.
     “Gaming Authority” means those national, state, local and other governmental, regulatory and administrative authorities, agencies, boards and officials responsible for or regulating gaming or gaming activities in any jurisdiction and, within the State of Nevada, specifically, the Nevada Gaming Commission, the Nevada State Gaming Control Board, and the Clark County Liquor and Gaming Licensing Board.
     “Gaming Components” means all Project Components in which Gaming will take place.
     “Gaming Laws” means those laws pursuant to which any Gaming Authority possesses regulatory, licensing or permit authority over gaming within any jurisdiction and, within the State of Nevada, specifically, the Nevada Gaming Control Act, as codified in NRS Chapters 462 – 466, and the regulations of the Nevada Gaming Commission promulgated thereunder, and the Clark County Code.
     “Gross Asset Value” has the meaning set forth in Section 3.8 hereof.
     “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
     “Impasse” has the meaning set forth in Section 9.3(c) hereof.
     “Impasse Election Date” has the meaning set forth in Section 9.3(d) hereof.
     “Indemnification Purchase Notice” has the meaning set forth in Section 13.3(a)(iii) hereof.
     “Indemnified Party” and “Indemnified Parties” have the meaning set forth in Section 2.5(a) hereof.
     “Indemnifying Party” has the meaning set forth in Section 2.5(c) hereof.
     “Individual Adjusted Profit Interest Addition” has the meaning set forth in Section 3.4(b)(i)(2) hereof.
     “Individual Adjusted Profit Interest Subtraction” has the meaning set forth in Section 3.4(b)(i)(4) hereof.
     “Individual Base Profit Interest Addition” has the meaning set forth in Section 3.4(b)(i)(3) hereof.
     “Individual Base Profit Interest Subtraction” has the meaning set forth in Section 3.4(b)(i)(5) hereof.
     “Initial Adjustment Date” has the meaning set forth in Section 3.2(b)(v)(1) hereof.

     “Initial Business Plan” has the meaning ascribed to such term in Section 7.9(a), as such Initial Business Plan may be, from time to time, amended, modified or supplemented in accordance with the terms and provisions of this Agreement. As of the date hereof, the Members have each approved the Initial Business Plan.
     “Initial Capital Contribution” has the meaning set forth in Section 3.2 hereof.
     “Initial Contingent Value Adjustment” has the meaning set forth in Section 3.2(b)(v) hereof.
     “Initial Contingent Value Adjustment Distribution” has the meaning set forth in Section 3.2(b)(v)(4)(A) hereof.
     “Initial Pre-Closing Development Cost Estimate” shall mean the amount set forth on Exhibit I and is the estimated aggregate Development Costs paid by MGM and its Affiliates during the period beginning with the inception of the Project and ending on the Closing Date.
     “Initial Pre-Closing Residential Proceeds Estimate” shall mean the amount set forth on Exhibit I and is the estimated amount of (A) the actual cash proceeds received by MGM or its Affiliates, excluding any cash proceeds returned or refunded, from the sale or a contract to sell any residential units in the Project Components since the inception of the Project to the Closing Date less (B) the Sales Expenses related to such condominium units.
     “Initial Pre-Opening Cost Adjustment” has the meaning set forth in Section 3.2(b)(iii)(2)(B) hereof.
     “Initial Pre-Opening Cost Estimate” shall mean the amount set forth on Exhibit I and is the estimated aggregate pre-opening and start-up expenses paid by MGM and its Affiliates during the period beginning with the inception of the Project and ending on the Closing Date.
     “Interest” means, with respect to a Member, the percentage ownership interest in the Company represented by the Units owned by such Member.
     “Lease Agreement” has the meaning set forth in Section 4.2(b) hereof.
     “Lending Member” has the meaning set forth in Section 3.4 hereof.
     “Lien” or “Liens” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof).
     “Liability Limitation Option” has the meaning set forth in Section 13.3(a)(iii) hereof.
     “License Breach” has the meaning set forth in Section 13.1(d) hereof.
     “Loss” means any loss, liability, claim, damage, expense (including reasonable attorneys’ fees), whether or not involving a third party claim and without taking into account any related insurance payments.

     “Major Contract” means any contract under which the Company would be required to make payments or incur liabilities in excess of $50.0 million.
     “Major Decision” has the meaning set forth in Section 9.3(a).
     “Major Lease” means any lease agreement under which the Company would be required to make payments, receive payments, or incur liabilities, in each case, in excess of $50.0 million.
     “Managing Member” means MGM or its successor as Managing Member.
     “Material Competitor” means the entities identified in Exhibit H.
     “Member” and “Members” has the meaning set forth in the first paragraph of this Agreement.
     “Member Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704-2(b)(4).
     “Member Nonrecourse Debt Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).
     “Member Nonrecourse Deductions” has the meaning set forth in Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).
     “MGM” has the meaning set forth in the first paragraph of this Agreement.
     “MGM Additional Contribution” has the meaning set forth in Section 4.10(a) hereof.
     “MGM Conditions Precedent” has the meaning set forth in Section 3.2(a)(ii) hereof.
     “MGM Indemnitee” has the meaning set forth in Section 13.4 of this Agreement.
     “MGM MIRAGE” means MGM MIRAGE, a Delaware corporation.
     “MGM MIRAGE Purchase Note” has the meaning set forth in Section 4.2(a)(ii) hereof.
     “MGM MIRAGE Restricted Affiliates” has the meaning set forth in Section 15.21(a).
     “Net Development Costs” has the meaning set forth in Section 3.2(b)(v)(4)(H) hereof.
     “Net Qualified Residential Sale Proceeds” has the meaning set forth in Section 3.2(b)(v)(4)(Q) hereof.
     “Net Residential Proceeds” shall mean the actual amount of (A) cash proceeds received by the Company or its Affiliates from the sale of any residential units in the Project Components less (B) the Sales Expenses related to such residential units.

     “Non-Defaulting Member” shall mean a Member who is not a Defaulting Member.
     “Non-Delinquent Member” has the meaning set forth in Section 3.4 hereof.
     “Non-Disposing Member” has the meaning set forth in Section 11.6 hereof.
     “Offer Notice” has the meaning set forth in Section 11.6 hereof.
     “Offer Period” has the meaning set forth in Section 11.6 hereof.
     “Offered Units” has the meaning set forth in Section 11.6 hereof.
     “Operations Management Agreement” shall mean the agreement or term sheet between MGM or its Affiliate and the Company, as approved by the Members, providing for management of all operations of the Project by MGM or its Affiliate in the form attached hereto as Exhibit E.
     “Operations Manager” shall have the meaning ascribed to it in the Operations Management Agreement.
     “Party” or “Parties” means MGM, DW, individually or collectively, as appropriate, and their respective successors and assigns.
     “Passive Member” has the meaning set forth in Section 11.4 hereof.
     “Permitted Liens” means (a) Liens existing on the Signing Date and disclosed to DW either (i) in written correspondence delivered to DW on or prior to the Signing Date, or (ii) in Nevada Title Company report dated September 6, 2006, No. 05-12-0916-MME and Nevada Title Company report dated July 3, 2006, No. 06-07-0488-DTL, (b) Liens on the any property to secure all or part of the cost of improvements or construction thereon, (c) Liens resulting from Liens to any governmental entity, including, but not limited to, pollution control or industrial revenue bond financing, (d) Liens required by any contract or statute in order to perform any contract or subcontract made with or at the request of a governmental entity, (e) mechanic’s materialmen’s carrier’s or other like Liens arising in the ordinary course of business, (f) Liens consisting of zoning or planning restrictions, easements, rights of way, encroachments, conflicts, discrepancies, overlapping of improvements, protrusions, permits and other restrictions or limitations on the use of real property or irregularities in title thereto which do not materially detract from the value of, or impair the use of, such property in the operation of its business, (g) Liens that are de minimis in nature or amount, (h) Liens for current taxes, assessments, fees, levies and similar charges imposed by any federal, state or local taxing authority, including, without limitation, interest, penalties and additions thereto, and (i) security interests granted by a Delinquent Member pursuant to Section 3.4(a)(v) hereof.
     “Permitted Transfer” has the meaning set forth in Section 11.2 of this Agreement.
     “Permitted Transferee” means, (i) in the case of MGM: any person or entity, one hundred percent (100%) of the voting stock or beneficial ownership of which is owned directly or indirectly, including through subsidiaries, by MGM MIRAGE, and (ii) in the case of DW:

any person or entity, one hundred percent (100%) of the voting stock or beneficial ownership of which is owned directly or indirectly, including through subsidiaries, by DW.
     “Person” means any natural person, corporation, limited liability company, firm, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental or quasi-governmental entity or other entity of similar nature.
     “Plans” means, at any time, the plans and specifications for the construction of the Project, together with all additions, modifications, supplements, addenda, and change orders thereto and thereof, in each event Approved by the Board of Directors in accordance with Section 7.9 and 9.3 hereof.
     “Post-Closing Adjustment Amount” has the meaning set forth in Section 3.2(b)(iii)(4)(D) hereof.
     “Post-Closing Development Cost Adjustment” has the meaning set forth in Section 3.2(b)(iii)(4)(A) hereof.
     “Post-Closing Residential Proceeds Adjustment” has the meaning set forth in Section 3.2(b)(iii)(4)(C) hereof.
     “Post-Closing Statement” has the meaning set forth in Section 3.2(b)(iii)(3) hereof.
     “Pre-Closing Adjustment Amount” has the meaning set forth in Section 3.2(b)(iii)(2)(D) hereof.
     “Pre-Closing Development Cost Adjustment” has the meaning set forth in Section 3.2(b)(iii)(2)(A) hereof.
     “Pre-Closing Residential Proceeds Adjustment” has the meaning set forth in Section 3.2(b)(iii)(2)(B) hereof.
     “Pre-Financing Reserve” has the meaning set forth in Section 3.2(b)(iv) hereof.
     “People Mover” has the meaning set forth in Section 4.9 hereof.
     “Prime Rate” means the “U.S. prime rate” published in the “Money Rates” or equivalent section of the Western Edition of The Wall Street Journal, provided that if a “prime rate” range is published by The Wall Street Journal, then the highest rate of that range will be used, or if The Wall Street Journal ceases publishing a prime rate or a prime rate range, then the Managing Member will select a prime rate, a prime rate range or another substitute interest rate index that is based upon comparable information.
     “Profit Interest” has the meaning set forth in Section 3.4(b)(i) hereof.
     “Profits” has the meaning set forth in Section 5.1 hereof.

     “Project” means the development known as CityCenter located in the County of Clark, State of Nevada, which is to consist of the Project Components.
     “Project Assets” means all real, personal and intangible property related to or used in connection with any business, operation, enterprise or development that is the Project, but excluding all real, personal and intangible property related to or used in connection with any business, operation, enterprise or development that is not the Project. A description of a portion of the property comprising the Project Assets is set forth in Exhibit C.
     “Project Components” means the elements of the Project described on Exhibit A attached hereto.
     “Project Owner” has the meaning set forth in the Preamble.
     “Projected Construction Budget Cost” has the meaning set forth in Section 3.2(b)(v)(4)(E) hereof.
     “Projected Net Construction Budget” has the meaning set forth in Section 3.2(b)(v)(4)(F) hereof.
     “Projected Pre-Opening Costs” has the meaning set forth in Section 3.2(b)(v)(4)(S) hereof.
     “Projected Residential Sales” has the meaning set forth in Section 3.2(b)(v)(4)(G) hereof.
     “Qualified Condo Units” has the meaning set forth in Section 3.2(b)(v)(4)(P) hereof.
     “Quarterly Payment Notice” has the meaning set forth in Section 3.2(b)(v)(2) hereof.
     “Regulations” means the Treasury Regulations promulgated under the Code.
     “Regulatory Allocations” has the meaning set forth in Section 5.5 hereof.
     “Representative” has the meaning set forth in Section 9.1 hereof.
     “Reserve Distribution” has the meaning set forth in Section 3.2(b)(iv) hereof.
     “Sales Expenses” with respect to any residential units within the Project Components, shall mean the sales commission and marketing expense related to the sale of such unit.
     “Scope Change Cost” has the meaning set forth in Section 3.2(b)(v)(4)(J) hereof.
     “Scope Delay Days” has the meaning set forth in Section 3.2(b)(v)(4)(N) hereof.
     “Selling Member” has the meaning set forth in Section 11.8(a) hereof.
     “Signing Date” has the meaning set forth in the Recitals.

     “Subsequent Capital Contribution” has the meaning set forth in Section 3.3 hereof.
     “Subsidiary” has the meaning set forth in Section 1.10 hereof.
     “Tag-Along Notice” has the meaning set forth in Section 11.8(b) hereof.
     “Tagging Member” has the meaning set forth in Section 11.8(b) hereof.
     “Tax Matters Partner” has the meaning set forth in Section 7.4 hereof.
     “Title Policy” has the meaning set forth in Section 3.2(b) hereof.
     “Transfer” means, with respect to a Unit, to directly or indirectly sell, assign, transfer, give, donate, pledge, hypothecate, deposit, alienate, bequeath, devise or otherwise dispose of or encumber such Unit. Notwithstanding the foregoing definition of Transfer, the following are not considered Transfers:
     (a) the transfer of interests (in one or more transactions) of an entity that owns, directly or indirectly, any Units if: (A) the value of the Units held, directly or indirectly, by such entity does not exceed 50% of the fair market value of the total assets of such entity; and (B) the transferor continues to consolidate with the entity for financial reporting purposes; and
     (b) an offering of securities by, or a change of control of, MGM MIRAGE.
     “Transfer Breach” has the meaning set forth in Section 13.1(a) hereof.
     “Transferee” means a Person to whom a Transfer is made.
     “True Proceeds” has the meaning set forth in Section 4.10(a) hereof.
     “Unauthorized Action” has the meaning set forth in Section 9.1 hereof.
     “Unit” has the meaning set forth in Section 3.1 hereof.
     “Unreturned Investment” for a Member at any given time shall mean the aggregate amount of such Member’s Capital Contribution made up to that time less the aggregate amount of distributions made to such Member by the Company up to that time.
     “Updated Pre-Closing Development Cost Estimate” shall mean the update of the estimated aggregate Development Costs paid by MGM and its Affiliates during the period beginning with the inception of the Project and ending on the Closing Date and set forth in the Updated Pre-Closing Statement.
     “Updated Pre-Closing Residential Proceeds Estimate” shall mean the update of the estimated amount of (A) the actual cash proceeds received by MGM or its Affiliates, excluding any cash proceeds returned or refunded, from the sale or a contract to sell any residential units in the Project Components since the inception of the Project to the Closing Date less (B) the Sales Expenses related to such condominium units.

     “Updated Pre-Closing Statement” has the meaning set forth in Section 3.2(b)(iii)(1) hereof.
     “Updated Pre-Opening Cost Estimate” shall mean the update of the estimated aggregate pre-opening and start-up expenses paid by MGM and its Affiliates during the period beginning with the inception of the Project and ending on the Closing Date and set forth in the Updated Pre-Closing Statement.”
     (C) ARTICLE 2
(i)	by replacing the phrase “Members on behalf of the Company (collectively, the “Indemnified Parties”) with the phrase “Members on behalf of the Company (each, an “Indemnified Party” and collectively, the “Indemnified Parties”)” in Section 2.5(a) of the Agreement.
     (D) ARTICLE 3
(i)	by replacing the phrase “insuring fee simple title or leasehold, as applicable, to all real property of the Project” with the phrase “insuring fee simple or leasehold title, as applicable, to all real property of the Project” in Section 3.2(b)(ii)(7) of the Agreement.

(ii)	by replacing the phrase “showing the location of all buildings, easements, encroachments and the property lines;” with the phrase “showing the location of all buildings, easements, encroachments and property lines;” in Section 3.2(b)(ii)(8) of the Agreement.

(iii)	by replacing the phrase “all real property of the Project Assets” with the phrase “all real property comprising the Project Assets” in Section 3.2(b)(ii)(11) of the Agreement.

(iv)	by replacing the phrase “Initial Cash Distribution” with the phrase “initial distribution described in Section 6.1” in the third sentence of Section 3.2(b)(iv) of the Agreement.

(v)	by replacing Section 3.2(b)(v) of the Agreement with the following:
               “(v) Contingent Value Adjustment.
                    (1) Promptly following the date of determination of the actual Development Costs (the “Initial Adjustment Date”), DW shall make an additional Capital Contribution, and the Company shall distribute to MGM (“Initial Contingent Value Adjustment Distribution”), in such amount of immediately available cash equal to fifty percent (50%) of the Initial Contingent Value Adjustment.”
                    (2) To the extent that the Initial Contingent Value Adjustment Distribution is less than one hundred million dollars ($100,000,000) and the Company actually receives Net Qualified Residential Sales Proceeds after the Initial Adjustment Date, the Company shall (i) if the Base Initial Contingent Value Adjustment is less than zero, first retain the Net Qualified Residential Sale Proceeds up to the amount by which the Base Initial Contingent Value Adjustment is less than zero, and (ii) then, subject to Section 3.2(b)(v)(3) hereof, distribute to MGM no later than ten (10) Business Days following the delivery of the applicable Quarterly Payment Notice (as defined below) all of the Net Qualified Residential Sale Proceeds in excess of the Net Qualified Residential Sale Proceeds retained by the Company pursuant to Section 3.2(b)(v)(2)(i), if any, received during the corresponding calendar quarter. In the event that Net Qualified Residential Sale Proceeds are distributable to MGM under this Section 3.2(b)(v) hereof during any calendar quarter, the Managing Member shall deliver to each Member a report setting forth the calculation of the Net Qualified Residential Sale Proceeds payable to MGM for such quarter no later than fifteen (15) days following the end of such calendar quarter (a “Quarterly Payment Notice”).
                    (3) (A) In the event that Net Qualified Residential Sale Proceeds are distributable to MGM during any calendar quarter under Section 3.2(b)(v)(2) above, DW may elect to make an additional Capital Contribution, and the Company shall distribute to MGM in lieu of distribution to MGM of the Net Qualified Residential Sale Proceeds otherwise required to be distributed to MGM pursuant to Section 3.2(v)(2) hereof for such calendar quarter, each in such amount of immediately available cash equal to fifty percent (50%) of the Net Qualified Residential Sale Proceeds received by the Company during such calendar quarter (the “Alternative CVA Distribution”); provided, however, that, such election shall be deemed made by DW only if DW provides a written notice of such election to the Managing Member no later than ten (10) Business Days following the delivery of the applicable Quarterly Payment Notice and makes such additional Capital Contribution no later than five (5) Business Days following the delivery of such Notice from DW.
                         (B) Notwithstanding anything in this Agreement to the contrary, the distributions to MGM in respect of the sum of (i) the Initial Contingent Value Adjustment Distribution, (ii) fifty percent (50%) of the aggregate Net Qualified Residential Sale Proceeds actually distributed to MGM by the Company pursuant to Section 3.2(b)(v)(2) hereof, and (iii) the Alternative CVA Distribution actually distributed to MGM pursuant to Section 3.2(b)(v)(3)(A) hereof, shall not exceed one hundred million dollars ($100,000,000). The initial Gross Asset Value of MGM’s Initial Capital Contribution shall be increased by (i) two hundred percent (200%) of the Initial Contingent Value Adjustment Distribution, (ii) one hundred percent (100%) of the Net Qualified Residential Sale Proceeds actually distributed to MGM pursuant to Section 3.2(b)(v)(2) hereof, and (iii) two hundred percent (200%) of the Alternative CVA Distribution actually distributed to MGM pursuant to Section 3.2(b)(v)(3)(A) hereof.
                    (4) For the purposes of this Agreement,
                              (A) “Accounted Condo Units” shall mean residential units, in each case, within the Project Components, sold or subject to an executed purchase agreement on or prior to the Initial Adjustment Date,
                              (B) “Actual Pre-Opening Costs” shall mean the actual aggregate pre-opening and start-up expenses to be paid during the period beginning with the inception of the Project and ending on the date of the opening of the Project, provided, however the definition of “Actual Pre-Opening Costs” set forth in this Section 3.2(b)(v)(4)(T) shall only apply to such term as used in Sections 3.2(b)(iii) and 3.2(b)(v),
                              (C) “Actual Residential Sales” shall mean (A) the aggregate sales price, whether paid or payable, from Accounted Condo Units less (B) the Sales Expenses related to such condominium units,
                              (D) “Base Initial Contingent Value Adjustment” shall mean such amount equal to two hundred million dollars ($200,000,000) less the Construction Budget Adjustment less the Casino CO Delay Adjustment.
                              (E) “Casino CO Delay Adjustment” shall mean the amount equal to the multiple of (A) one million dollars ($1,000,000) and (B) the greater of (1) zero and (2) the number equal to (x) the number of days, if any, after December 31, 2009 on which the temporary certificate of occupancy is filed for the Cesar Pelli-designed resort casino within the Project less (y) the Excluded Delay Days,
                              (F) “Construction Budget Adjustment” shall mean the amount, if any, by which the Net Development Costs exceeds the Projected Net Construction Budget,
                              (G) “Contingent Value Adjustment Distribution” shall mean the sum of the Initial Contingent Value Adjustment Distribution, all Net Qualified Residential Sale Proceeds actually distributed to MGM pursuant to Section 3.2(b)(v)(2) herof, and all Alternative CVA Distribution actually distributed to MGM pursuant to Section 3.2(b)(v)(3)(A) hereof,
                              (H) “DW Delay Days” shall mean the number of days that the construction or development of the Cesar Pelli-designed resort casino within the Project was delayed as a result of (A) the Representatives of DW failing to approve or consider proposals, to the extent that approval of such proposals is reasonably necessary for the development or construction of such resort casino and to the extent that such proposals are subject to approval by the Board of Directors or (B) a breach by DW of the Agreement,
                              (I) “Excluded Delay Days” shall mean the sum of the Force Majeure Delay Days, the DW Delay days and the Scope Delay Days,
                              (J) “Force Majeure Delay Days” shall mean the number of days that the construction or development of the Cesar Pelli-designed resort casino within the Project was delayed as a result of Force Majeure,
                              (K) “Initial Contingent Value Adjustment” shall mean an amount equal to the greater of (A) Zero Dollars ($0.00) and (B) the Base Initial Contingent Value Adjustment,

                              (L) “Net Development Costs” shall mean the actual Development Costs plus Actual Pre-Opening Costs less Actual Residential Sales less Scope Change Cost,
                              (M) “Net Qualified Residential Sale Proceeds” shall mean the sales price for sale of Qualified Condo Units less the Sales Expenses related to such Qualified Condo Units,
                              (N) “Projected Construction Budget Cost” shall mean the amount indicated in Exhibit I and as set forth in the Construction Budget provided to DW prior to the Signing Date and agreed to by the Members upon the Signing Date,
                              (O) “Projected Net Construction Budget” shall mean the Projected Construction Budget Cost plus the Projected Pre-Opening Costs less the Projected Residential Sales, and agreed to by the Members upon the Signing Date,
                              (P) “Projected Pre-Opening Costs” shall mean the amount indicated in Exhibit I and is the estimated aggregate pre-opening and start-up expenses to be paid during the period beginning with the inception of the Project and ending on the date of the opening of the Project,
                              (Q) “Projected Residential Sales” shall mean the amount indicated in Exhibit I and is the aggregate sales proceeds estimated from the projected sale of all of the residential units within the Project Components since the beginning of the inception of the Project less aggregate Sales Expenses as agreed to by the Members upon the Signing Date,
                              (R) “Qualified Condo Units” shall mean all residential units, other than Accounted Condo Units, within the Project Components,
                              (S) “Scope Change Cost” shall mean the Development Cost resulting from any change in the scope of the Project approved by the Board of Directors,
                              (T) “Scope Delay Days” shall mean the number of days that the construction or development of the Cesar Pelli-designed resort casino within the Project was delayed as a result of a scope change in the Project approved by the Board of Directors,
(vi)	by replacing the phrase “(the “Lending Member”, whether one or more)” with the phrase “(the “Lending Member,” whether one or more)” in Section 3.4(a) of the Agreement.

(vii)	by replacing the phrase “(the “Non-Delinquent Member”, whether one or more)” with the phrase “(the “Non-Delinquent Member,” whether one or more)” in Section 3.4(b) of the Agreement.

(viii)	by replacing the second sentence of Section 3.4(b)(i) of the Agreement with the sentence: “The resulting Profit Interest of the Non-Delinquent Member shall be the number of percentage points (rounded to the nearest one hundredth of a percentage point) determined in accordance with the following formula:“

(ix)	by replacing the last sentence of Section 3.4(b)(i) of the Agreement with the sentence: “The initial “Profit Interest” of MGM and DW immediately following the Closing Date shall each be 50%. The Company shall not issue Units to any Member solely to reflect any increase in any Member’s Profit Interest, and a Member’s Interest shall not be deemed to increase or decrease solely as a result of an increase or decrease in the Member’s Profit Interest.”

(x)	by replacing the word “a” with the word “an” in the third sentence of Section 3.8(a)(i) of the Agreement.

(xi)	by adding the phrase “Profit Interests or” immediately after the phrase “the acquisition of additional” in Section 3.8(a)(ii)(i) of the Agreement.

(xii)	by replacing the term “Section 1.704 1(b)(2)(ii)(g)” with the term “Section 1.704-1(b)(2)(ii)(g)” in Section 3.8(a)(ii)(iii) of the Agreement.

(xiii)	by replacing the term “Section 1.704 1(b)(2)(ii)(g)” with the term “Section 1.704-1(b)(2)(ii)(g)” in Section 3.8(a)(iv) of the Agreement.

(xiv)	by replacing the term “Depreciation” with the word “depreciation” in Section 3.8(a)(v) of the Agreement.

(xv)	by replacing the term “Section 1.704 1(b)(2)(ii)(g)” with the term “Section 1.704-1(b)(2)(ii)(g)” in Section 3.8(c) of the Agreement.
     (E) ARTICLE 4
(i)	by adding the word “be” immediately after the phrase “The terms of such Lease Agreement shall” in the second sentence of Section 4.2(b) of the Agreement.

(ii)	by replacing the term “Section 4.2I” with the term “Section 4.2(c)(ii)” in the second sentence of Section 4.2(c)(ii) of the Agreement.

(iii)	by replacing the section heading “Development Agreement:” with the section heading “Development Agreement.” in Section 4.6 of the Agreement.

(iv)	by removing the phrase “and which will not be included in determining Development Costs” immediately following the phrase “which will not be included in the Construction Budget” in Section 4.9 of the Agreement.

(v)	by renumbering the subsections “(a)”, “(b)” and “(c)” in Section 4.10 of the Agreement.

(vi)	by replacing the phrase “the Condo Sales” with the phrase “sales of residential units, in each case, within the Project Components” in the first sentence of Section 4.10 of the Agreement.

(vii)	by adding the phrase “in the amount” immediately after the phrase “the distribution of the MGM Additional Contribution” in third sentence of Section 4.10(c) of the Agreement.
     (F) ARTICLE 5
(i)	by replacing the term “Section 1.704 1(b)(2)(ii)(d)(4)” with the term “Section 1.704-1(b)(2)(ii)(d)(4)” in the first sentence of Section 5.3 of the Agreement.

(ii)	by replacing the phrase “Section 1.704 2(g)(1) and 1.704 2(i)(5)” with the phrase “Section 1.704-2(g)(1) and 1.704-2(i)(5)” in Section 5.6(a)(i) of the Agreement.

(iii)	by replacing the term “Section 1.704 1(b)(2)(ii)(d) with the term “Section 1.704-1(b)(2)(ii)(d)” in Section 5.6(a)(ii) of the Agreement.

(iv)	by replacing the term “Section 1.704 1(b)(2)(ii)(d) with the term “Section 1.704-1(b)(2)(ii)(d)” in the second paragraph of Section 5.6(a)(ii) of the Agreement.

(v)	by replacing the section heading “Section 704I Tax Allocations.” with the section heading “Section 704(c) Tax Allocations.” in Section 5.7 of the Agreement.

(vi)	by replacing the term “Code Section 704I” with the term “Code Section 704(c)” in the first sentence of Section 5.7 of the Agreement.

(vii)	by replacing the term “Regulations Section 1.706-1I(2)(ii)” with the term “Regulations Section 1.706-1(c)(2)(ii)” in the first sentence of Section 5.8 of the Agreement.

(viii)	by replacing the phrase “for the term “Partnership”,” with the phrase “for the term “Partnership,”” in Section 5.9 of the Agreement.
     (G) ARTICLE 6
(i)	by replacing the phrase “interest payments on the Construction Financing and other Company indebtedness” with the phrase “interest payments on the Financing of the construction of the Project and other Company indebtedness” in Section 6.3(i) of the Agreement

(ii)	by revising Section 6.4 of the Agreement to read as follows:

     “Distribution of Distributable Cash. Distributable Cash with respect to the Company for each fiscal quarter shall be distributed:
          (a) First, to the extent that (i) the Members made Subsequent Capital Contribution to fund Development Costs, (ii) the Net Qualified Residential Sale Proceeds required to be distributed to MGM under Section 3.2(b)(v)(2) for the applicable fiscal quarter have been distributed to MGM, and (iii) such distribution will not result in a default or a breach of any Financing Document, to the Members, pro rata in proportion to their respective Profit Interests until each Member has received distribution pursuant to this Section 6.4(a) in an amount equal to the amount of such Subsequent Capital Contribution made by such Member;
          (b) Then, in accordance with the Business Plan or as Approved by the Board of Directors, in the following order of priority:
(A) first, to the Members to repay amounts, if any, lent by them to the Company, to the extent permissible, including any payments made by such Member to any lender in connection with any liability assumed on behalf of the Company, any such payments to be made on a pro rata basis according to the then outstanding balances of such loans or payments on account of credit enhancements, with such payments applied first against accrued interest; and
(B) the balance, if any, to the Members, pro rata in proportion to their respective Profit Interests.”
     (H) ARTICLE 7
(i)	by replacing the word “‘tax matters partner’” with the term “‘Tax Matters Partner’” in the first sentence of Section 7.4 of the Agreement.

(ii)	by replacing the phrase “‘Initial Business Plan’.” with the phrase “‘Initial Business Plan.’” in the second sentence of Section 7.9 of the Agreement.

(iii)	by replacing the term “‘Board of Directions’” with the term “‘Board of Directors’” in the last sentence of Section 7.9 of the Agreement.
     (I) ARTICLE 8
(i)	by replacing the section heading “Intellectual property.” with the section heading “Intellectual Property.” in Section 8.2 of the Agreement.
     (J) ARTICLE 9
(i)	by adding the words “of Directors” immediately following the phrase “Either Member may call a meeting of the Board” in the second sentence of Section 9.1(c) of the Agreement.

(ii)	by adding a semicolon to the end of Section 9.3(a)(xix).

     (K) ARTICLE 10
(i)	by adding the word “Capital” immediately after the phrase “or otherwise encumber the Initial” in Section 10.1(q) of the Agreement.

(ii)	by adding the word “Capital” immediately after the phrase “”including any equity interest of an entity that would be included in the Initial”, in Section 10.1(q) of the Agreement.

(iii)	by removing the word “and” immediately after the phrase “any of its Affiliates respecting the Project;” in Section 10.1(v) of the Agreement.

(iv)	by replacing the period with a semicolon at the end of Section 10.1(w).

(v)	by replacing the phrase “by any applicable labor union.” with the phrase “by any applicable labor union; and” in Section 10.1(x) of the Agreement.

(vi)	by removing the section heading “Section 10.3” in Article 10 of the Agreement.

(vii)	by removing the phrase “which representations and warranties,” immediately after the phrase “DW hereby represents and warrants,” in the second paragraph of Section 10.2 of the Agreement.

(viii)	by replacing the word “The” with the word “the” in Section 10.2(b) of the Agreement.

(ix)	by removing the word “and” immediately after the phrase “of this Agreement as to DW;” in Section 10.2(f) of the Agreement.

(x)	by replacing the period with a semicolon at the end of Section 10.2(g) of the Agreement.

(xi)	by replacing the period with a semicolon at the end of Section 10.2(i) of the Agreement.

(xii)	by replacing section heading “Section 10.4” with section heading “Section 10.3” in Article 10 of the Agreement.
     (L) ARTICLE 11
(i)	by replacing the term “Transferor” with the word “transferor” in the third sentence of Section 11.5 of the Agreement.
     (M) ARTICLE 13
(i)	by replacing the term “Non Defaulting Member” with the term “Non-Defaulting Member” in Section 13.2(a) of the Agreement.

(ii)	by replacing the phrase “Sections 4.2(c)(ii) or 13.5” with the phrase “Section 4.2(c)(ii) or Section 13.5” in Section 13.2(b) of the Agreement.

(iii)	by adding the term “Business Days” immediately after the phrase “Within fifteen (15) in the third sentence of Section 13.3(a)(iii) of the Agreement.

(iv)	by replacing the term “Non Defaulting Member” with the term “Non-Defaulting Member” in the first sentence of Section 13.5(a) of the Agreement.

(v)	by replacing the term “Party” with the term “Member” in the second sentence of Section 13.5(a) of the Agreement.

(vi)	by replacing the term “non defaulting Member” with the term “Non-Defaulting Member in the ninth sentence of Section 13.5(a) of the Agreement.

(vii)	by replacing the term “non defaulting Member” with the term “Non-Defaulting Member in the twelfth sentence of Section 13.5(a) of the Agreement.
     (N) ARTICLE 15
(i)	by replacing the term “Infinity” with the term “DW” in the first sentence of Section 15.21(b) of the Agreement.

(ii)	by revising Section 15.22 of the Agreement to read as follows:
     WAIVER OF TRIAL BY JURY. THE MEMBERS TO THIS AGREEMENT HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALINGS OF THE MEMBERS HERETO WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE.
     (O) EXHIBITS
(i)	by increasing the size of the heading numbers from 10 point font to 12 point font in Exhibit C to the Agreement.

(ii)	by revising Exhibit G to the Agreement to read as follows:
“Representatives Appointed by MGM:
-	J. Terrence Lanni

-	James J. Murren

-	Robert H. Baldwin

Representatives Appointed by DW:
-	Chris O’Donnell

-	Kar Tung Quek

-	Lai Boon Yu”
     (P) TABLE OF CONTENTS
(i)	by adding a table of contents immediately following Exhibit J to the Agreement. The table of contents shall read as follows:

LIST OF EXHIBITS
Exhibit A            Project Components
Exhibit B            Ancillary Agreements
Exhibit C            Partial Description of Project Assets
Exhibit D            Development Management Agreement
Exhibit E            Operations Management Agreement
Exhibit F            Gross Asset Value/Initial Capital Contributions
Exhibit G            Representatives to the Board of Directors
Exhibit H            Material Competitors
Exhibit I            Initial Estimates and Projections
Exhibit J            Construction Budget Summary”
Section 3
     Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the parties under the Agreement. This Amendment shall apply and be effective only with respect to the provisions of the Agreement specifically referred to herein. On and after the Amendment Effective Date, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, shall be deemed a reference to the Agreement as amended hereby.
Section 4
     Governing Law. This Amendment shall be governed by the laws of the State of Delaware, without regard to conflict of laws principles.
Section 5
     Counterparts. This Amendment may be executed in two or more counterparts (including by facsimile or similar means of electronic communication), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
[signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Limited Liability Company Agreement as of the date first written above.

PROJECT CC, LLC,
a Nevada limited liability company

/s/ Bryan L. Wright

Name: Bryan L. Wright
Title: Assistant Secretary

INFINITY WORLD DEVELOPMENT CORP.,
a Nevada corporation

/s/ Chris O’Donnell

Name: Chris O’Donnell
Title: President and CEO

/s/ Abdul Wahid A. Rahim Al Ulama

Name: Abdul Wahid A. Rahim Al Ulama
Title: Assistant Secretary